                              EXHIBIT 24.1
                   CONSENT OF INDEPENDENT ACCOUNTANTS




    We consent to the incorporation by reference in the registration statements for the Ionics 1979 Stock Option Plan on Form S-8 (registration nos. 33-54293, 33-41598, 33-5814, 33-14194, 2-64255, 2-72936 and 2-82780);
in the registration statement for the Ionics Section 401(k) Stock Savings Plan on Form S-8 (registration no. 33-2092); and in the registration statement for the Ionics 1986 Stock Option Plan for Non-Employee Directors (registration no. 33-54400), of our reports dated February 22, 1995, on our audits of the consolidated financial statements and the financial statement schedule of Ionics, Incorporated as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which are included or incorporated by reference in this Annual Report on Form 10-K.




                                             COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 30, 1995























/69